UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 16, 2009 (July 10, 2009)

Management Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3203 Third Avenue North #300 Billings, Montana	59101
(Address of principal executive offices)

(406) 259-0751

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 10, 2009, John P. Baugues, Jr. resigned from the Board of Directors of Management Energy, Inc., a Nevada corporation (the “Company”) and as the Company’s Chief Executive Officer.  As stated in his resignation letter, Mr. Baugues’ decision to resign was based on his belief that the Company had breached a number of material agreements with him, including (but not limited to) the following: an inability to agree on a suitable employment agreement with the Company, an agreement that he would be paid a salary, an agreement that his expenses would be reimbursed, and an agreement that the Company would secure adequate funding to complete the development of a coal mining project in Carbon County, Montana.

The Company disagrees with Mr. Baugues’ assertion that it has breached any material agreement with him.

A copy of Mr. Baugues’ resignation letter is filed as Exhibit 17.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

17.1	Baugues Resignation Letter, dated July 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGEMENT ENERGY, INC.

Date: July 16, 2009	By: /s/ Matt Szot
Name: Matt Szot
Title: Chief Financial Officer